                     AMENDMENT TO PARTICIPATION AGREEMENT
                     ------------------------------------


     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 30th day of April, 2007, by and among FIRST METLEFE INVESTORS INSURANCE COMPANY (the "Company"), a Delaware company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), a Maryland corporation, MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"), a Delaware corporation.

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of November 1, 2005, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A.

     2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5.    This Amendment shall be effective as of the date written above.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


FIRST METLIFE INVESTORS INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ---------------------------
     Name:  Richard C. Pearson
     Title: Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:  /s/ Ronald E. Robison
     ---------------------------
     Name:  Ronald E. Robison
     Title: President


MORGAN STANLEY DISTRIBUTION, INC.


By:  /s/ Michael P. Kiley
     ---------------------------
     Name:  Michael P. Kiley
     Title: President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:  /s/ Ronald E. Robison
     ---------------------------
     Name:  Ronald E. Robison
     Title: Managing Director

U:\griffith\First MetLife Investors - UIF PA Amendment v1 (effective 5-1-07).DOC

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                  ------------------------------------------

NAME OF SEPARATE ACCOUNT AND               FORM NUMBER AND NAME OF
DATE ESTABLISHED BY BOARD OF DIRECTORS     CONTRACT FUNDED BY SEPARATE ACCOUNT
--------------------------------------     -----------------------------------

REGISTERED ACCOUNT(S):                          REGISTERED CONTRACT(S):
-------------------------------------------------------------------------------
First MetLife Investors Variable     12/31/93  Form 6010
Annuity Account One
-------------------------------------------------------------------------------

                                  SCHEDULE B

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                        AVAILABLE UNDER THIS AGREEMENT
                        ------------------------------

                                CLASS I SHARES
                                --------------
             U.S. Real Estate Securities Portfolio-Class I Shares



                                CLASS II SHARES
                                ---------------
                  Equity and Income Portfolio-Class II Shares
                 U.S. Mid Cap Value Portfolio-Class II Shares